Exhibit 3.1

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

VC Merger Sub, Inc.
(a Delaware corporation)

INTO

ValueClick, Inc.
(a Delaware corporation)

Pursuant to Title 8, Section 253 of the General Corporation Law of the State of Delaware (the “DGCL”), ValueClick, Inc., a Delaware corporation (the "Company"), does hereby certify to the following information relating to the merger (the “Merger”) of VC Merger Sub, Inc., a Delaware corporation (the “Subsidiary”), with and into the Company, with the Company remaining as the surviving corporation under the name Conversant, Inc.:

FIRST: The Company is incorporated pursuant to the DGCL. The Subsidiary is incorporated pursuant to the DGCL.

SECOND: The Company is the owner of all of the outstanding shares of the common stock of the Subsidiary.

THIRD: The Board of Directors of the Company, by resolutions duly adopted on January 29, 2014, and attached hereto as Exhibit A, determined to merge the Subsidiary with and into the Company and to effect a change of the Company’s name to Conversant, Inc. pursuant to Section 253 of the DGCL:

FOURTH: The Company shall be the surviving corporation of the Merger.

FIFTH: The Certificate of Incorporation of the Company, as in effect immediately prior to the effective time of the Merger, shall be the Certificate of Incorporation of the surviving corporation, except that Article FIRST thereof shall be amended to read in its entirety as follows:

“FIRST: The name of the Corporation is Conversant, Inc.”

SIXTH: The Certificate of Ownership and Merger and the Merger shall become effective upon the filing of such Certificate of Ownership and Merger with the Delaware Secretary of State.

IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer on this 31st day of January, 2014.

VALUECLICK, INC.

By:	/s/ Scott P. Barlow
Title:	Scott P. Barlow, Secretary

EXHIBIT A

BOARD RESOLUTIONS

WHEREAS, the ValueClick, Inc. (the “Corporation”) desires to change its name to Conversant, Inc. pursuant to Section 253(b) of the Delaware General Corporation Law (the “DGCL”);
WHEREAS, in order to effect such name change, the Corporation desires to incorporate (the “Incorporation”) a corporation named VC Merger Sub, Inc. under the DGCL and to acquire (the “Acquisition”) one thousand (1000) shares of Common Stock, par value of $0.01 per share, of the Subsidiary;
WHEREAS, following the effectiveness of the Incorporation and the Acquisition, the Corporation will own all of the outstanding shares of the capital stock of the Subsidiary; and
WHEREAS, the Board of Directors of the Corporation has deemed it advisable that the Subsidiary be merged with and into the Corporation (the “Merger”) pursuant to Section 253 of the DGCL following the effectiveness of the Incorporation and the Acquisition.
NOW, THEREFORE, BE IT RESOLVED, that the Incorporation and Acquisition are hereby authorized and approved in all respects;
RESOLVED FURTHER, that the Corporation is hereby authorized to consummate the Merger pursuant to Section 253 of the DGCL following the effectiveness of the Incorporation and the Acquisition;
RESOLVED FURTHER, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of Common Stock, par value $0.01 per share, of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof;
RESOLVED FURTHER, that the Second Amended and Restated Certificate of Incorporation of the Corporation as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article FIRST thereof shall be amended to read in its entirety as follows:
“FIRST: The name of the Corporation is Conversant, Inc.”
RESOLVED FURTHER, that the officers of the Corporation be and they hereby are authorized and directed to do all acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Incorporation and the Acquisition;
RESOLVED FURTHER, that the officers of the Corporation be and they hereby are authorized and directed, following the effectiveness of the Incorporation and the Acquisition, to make, execute and acknowledge, in the name and under the corporate seal of the Corporation, a certificate of ownership and merger for the purpose of consummating the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger.